UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2008
Date of Report (Date of earliest event reported)

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 West Foothill Blvd, Suite 206, Claremont, California 91711-2766
(Address of principal executive offices)

 (909) 626-2358
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On January 10, 2008, the Company entered into an Advance Agreement (“the Agreement”) with Mr. Wei Li (“Mr. Li”), its Chairman of the Board. The Agreement clarified that during the 4th quarter of 2007, Mr. Li advanced US$175,297.91 (“the Advance”) to the Company. The Advance bears interest at 6% per annum starting from the drawing date. Mr. Li agreed that Company could repay the Advance aperiodically when its cash flow circumstances permit. Pursuant to the Advance, Mr. Li was granted the right to purchase up to 876,490 shares of common stock at the price of US$0.12 per share in the next 24 months. The issuance of the purchase rights to Mr. Li was exemption from registration under the Securities Act of 1933 pursuant to Section 4.2 of the Act.

Exhibit No.	Exhibit Title

10.01	Advance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2008

By:       /s/ Wei Li
Name: Wei Li
Title:    Chairman of Board of Directors and Chief Executive Officer